EXHIBIT 4 - INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

                                                                EXHIBIT A




     SOFTLOCK.COM, INC.
     SUBSCRIPTION AGREEMENT


     Name of Subscriber:  ____________________________



THE SECURITIES OF SOFTLOCK.COM, INC. BEING SOLD PURSUANT TO THIS MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE "BLUE SKY" OR SECURITIES LAWS. THE SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

To be fully completed by Subscriber

SoftLock.com, Inc., a Delaware corporation ("the Company"), is conducting a private offering on a "best efforts" basis, of up to 1,600,000 shares of Common Stock (the "Shares") pursuant to exemptions from registration under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D adopted thereunder, as described in this Agreement and the Company's Confidential Offering Memorandum dated November
 20, 1998, attached hereto (the "Memorandum").

If and when accepted by the Company, this Subscription Agreement, when executed below, shall constitute a contract to purchase Shares in the amount set forth on the signature page of this Agreement.

Each part of this Subscription Agreement must be completed by the Investor and by his or her execution below, the Investor acknowledges that he or she understands that the Company is relying upon the accuracy and completeness hereof in complying with its obligations under applicable securities laws. One of the purposes of this Subscription Agreement is to assure the Company that each prospective Investor is an Accredited Investor as that term is defined in Rule 501 of Regulation D.

PLEASE READ AND COMPLETE EACH RESPONSE:


1. I have received and read the Memorandum and the Exhibits thereto, and am familiar with the terms and provisions thereof. I acknowledge that I have not relied upon any information which is not set forth in the Memorandum or any document included as an Exhibit thereto or provided to me by the Company in response to a request for such documents. Other than the Memorandum and Exhibits thereto, I have relied upon the following documents requested from the Company and provided to me for purposes of making my decision to invest in the Shares:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________.

_________
(Initial)

2. I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company and the proposed activities thereof, and the risks and merits of this prospective investment.

	_________
	(Initial)
3. (a)  My net worth, either individually or jointly with my spouse, is:
(Please initial the appropriate box below)

Below $50,000                                      _____
$50,000 to $75,000                                 _____
$75,000 to $149,999                                _____
$150,000 to $224,999                               _____
$225,000 to $499,999                               _____
$500,000 to $999,999                               _____
$1,000,000 or more                                 _____

(b) During each of the last 2 years, I have had and reasonably expect in the current year to have, an income in excess of $200,000 (not including any income attributable to my spouse).

           _____YES                  _____ NO

(i)  During 1996, I had annual gross income of:
(Please initial the appropriate box below)

Below $50,000                                      _____
$50,000 to $99,999                                 _____
$100,000 to $200,000                               _____
$200,000 or more                                   _____

(ii)  During 1997, I had annual gross income of:
(Please initial the appropriate box below)

Below $50,000                                      _____
$50,000 to $99,999                                 _____
$100,000 to $200,000                               _____
$200,000 or more                                   _____

(iii)  During 1998, I expect to have annual gross income of:
(Please initial the appropriate box below)

Below $50,000                                      _____
$50,000 to $99,999                                 _____
$100,000 to $200,000                               _____
$200,000 or more                                   _____

(c) During each of the last 2 years, my spouse and I together have had and reasonably expect in the current year to have, annual gross income in excess of $300,000.

           _____YES                  _____ NO

(i)  During 1996, we had annual gross income of:
(Please initial the appropriate box below)

Below $50,000                                      _____
$50,000 to $149,999                                _____
$150,000 to $299,999                               _____
$300,000 or more                                   _____

(ii)  During 1997, we had annual gross income of:
(Please initial the appropriate box below)

Below $50,000                                      _____
$50,000 to $149,999                                _____
$150,000 to $299,999                               _____
$300,000 or more                                   _____

(iii)  During 1998, we expect to have annual gross income of:
(Please initial the appropriate box below)

Below $50,000                                      _____
$50,000 to $149,999                                _____
$150,000 to $299,999                               _____
$300,000 or more                                   _____

4. I have a pre-existing personal or business relationship with the Company or one or more of the Officers, Directors, or controlling persons of the Company, and as a result of such relationship, I am capable of protecting my own interests in connection with my proposed investment.

           _____YES                  _____ NO

If yes, please explain this relationship.

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

4. I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company and to obtain any additional information which I might request, to the extent possessed or obtainable without unreasonable effort and expense, in order to verify the accuracy of information contained in the Memorandum.

                                  _________
                                  (Initial)

6. (a) I would like the Company to contact me in person or by telephone before accepting my subscription so that I may further avail myself of the opportunity for additional information and the opportunity to ask additional questions of the Company (If "Yes", the Company will contact you).

           _____YES                  _____ NO

(b) If "Yes", please attach your written statement hereto setting further the general nature of the information desired and then state Business Phone No. (____) _________, and Residence Phone No. (____) __________, where the
Company can contact you immediately.


7. I understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions from the registration requirements under the Act pursuant to Sections 4(2) and 4(6) of the Act, and Rule 506 of Regulation D adopted thereunder, and that the Shares have not been registered under any blue sky or state securities laws; and, therefore, that I must bear the economic risk of the investment for an indefinite period of time since the Shares cannot be sold, transferred or assigned to any person or entity without compliance with the provisions of the Act and applicable state blue sky or securities laws.

                                  _________
                                  (Initial)

8. I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in this investment in order to meet such needs.

                                  _________
                                  (Initial)

9. I represent that:
  (Initialing below (h) of this Section is an acknowledgment of all representations contained in this Section (9).)

(a) I understand that the Shares being purchased hereunder have not been registered under the Act or any state securities laws.

(b) I understand that I cannot sell or otherwise transfer the Shares being purchased hereunder unless they are registered under the Act and applicable state securities laws, or exemptions from such registration are available at the time of the sale.

(c) I understand that I must bear the economic risk of the investment in the Shares for an indefinite period of time because, as described in Paragraph 9(a) above, the Shares have not been registered under the Act or any state securities laws.

(d) I understand that the Company has a limited operating history and that an investment in the Shares is speculative in nature and involves a substantial degree of risk. I understand that I may lose my entire investment.

(e) I will not sell the Shares being purchased hereunder without registration under the Act and applicable state securities laws or unless an exemption from such registration requirements is available. I understand that the burden will be upon me to prove the availability of such an exemption.

(f) I understand that the Company will restrict the transfer of the Shares in accordance with the foregoing representations.

(g) I agree that all certificates representing the Shares of the Company will contain or be endorsed with the following (or a substantially equivalent) legends:

     The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

(h) I understand that there is presently only a limited public market for the shares of Common Stock, and there is no assurance that such public market for the shares will continue.

                                  _________
                                  (Initial)

10. I represent that I am the sole party in interest as to my subscription and am acquiring the Shares solely for investment for my own account and have no present agreement, understanding, arrangement, or intent to subdivide, sell, assign, transfer or otherwise dispose of all or any part of my Shares to any other person.

                                  _________
                                  (Initial)

11. I represent that I have not distributed the Memorandum (or any other documents provided to me by the Company) to anyone other than my personal advisors (e.g., investment advisors, attorney and/or accountant), and that I have not allowed any other person to review the Memorandum.

                                  _________
                                  (Initial)

12. If an individual, I am over 21 years of age and I am a resident of the United States.

                                  _________
                                  (Initial)

13. If the prospective investor is a partnership, joint venture, corporation, trust, or other entity not a natural person, I represent and warrant that such entity was not formed for purposes of investing in the Shares.

                                  _________
                                  (Initial)

14. I am not affiliated with an NASD member broker/dealer firm as an employee, partner or shareholder or as a relative or member of the same household of any employee, partner or shareholder of an NASD member broker/dealer firm, except as described below:

I am not affiliated with an NASD member.   _________ (Initial)

      or

I have the following affiliations to NASD member(s):
(describe, including name and address of firm, individual members and nature of affiliation(s)):

______________________________________________________________________
______________________________________________________________________

______________________________________________________________________


15. I recognize that the sale of the Shares to me will be based upon my representations and warranties set forth hereinabove and the statements made by me herein and I hereby agree to indemnify the Company and each of its Officers, Directors, controlling persons, attorneys and agents, and to hold each of them harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation made by me in this Subscription Agreement, any breach by me of my warranties and/or failure by me to fulfill any of my covenants or agreements set forth herein or arising out of the sale or distribution of any Shares by me in violation of the Act, or any other applicable securities or "blue sky" laws.

_________
(Initial)



IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his or her subscription to Shares of SoftLock.com, Inc. as offered by the Confidential Offering Memorandum dated November ___, 1998, as of this ____ day of ______________, 199__.

Amount of Commitment
(Minimum Purchase: 20,000 Shares ($25,000))

      $

         for                        Shares

Checks should be made payable to SoftLock.com, Inc.


__________________________________
Name (Please Print)

__________________________________
(Signature)

Residence Address:                               Telephone Numbers:
(include Zip Code)                               (include Area Codes)

___________________________               Business: (___) ______________

___________________________               Residence: (___) _____________

Mailing Address:                          S.S. Number: ________________
(if different)
____________________________              Date of Birth: _______________

____________________________

Citizenship: _______________



ACCEPTED FOR __________ Shares

this ____ day of _____________,199_.


SOFTLOCK.COM, INC.


 By__________________________
Keith Loris
Chief Executive Officer


                                     -9-